XO EXPERIENCE INC.

Financial Statements

As of and for the years then ended December 31, 2014 and 2013
And Independent Auditor's Report

Contents

WLCC ACCOUNTANCY CORP | PCAOB

Independent Auditor's Report

To the Board of Directors and Stockholders
XO Experience Inc.

We have audited the accompanying balance sheets of XO Experience Inc. ("the Company") as of December 31, 2014 and 2013, and the related statements of operations and stockholder's equity and cash flows for the years then ended December 31, 2014 and 2013. The financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of XO Experience Inc. as of December 31, 2014 and 2013, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Oxnard, California
July 31, 2015

XO EXPERIENCE INC.

Balance sheet

December 31,		*2014*		*2013*
ASSETS				
Current Assets:				
Cash	$	246		345
Other receivable		182		-
Total current assets		428		345
Total assets	$	428	$	345
LIABILITIES AND STOCKHOLDERS' EQUITY				
Current Liabilities:				
Accounts payable	$	3,388	$	-
Due to affiliate		1,900		1,100
Total current liabilities		5,288		1,100
Total liabilities		5,288		1,100
Stockholders' Equity:				
Common stock - $1.00 par value; 1,000,000 shares authorized; 0 share issued and outstanding at December 31, 2014 and 2013		-		-
Accumulated deficit		(4,860)		(755)
Total stockholders' equity		(4,860)		(755)
Total liabilities and stockholders' equity	$	428	$	345

See accompanying notes to financial statements.

XO EXPERIENCE INC.

Statements of Operations

For the Year Then Ended		*December 31, 2014*		*December 31, 2013*
Revenues	$	-	$	-
Cost of Services		-		-
Gross Profit		-		-
Operating expenses				
General and administrative		3,305		755
Total operating expenses		3,305		755
Loss from operations		(3,305)		(755)
Loss before income taxes		(3,305)		(755)
Provision for income taxes		(800)		-
Net loss	$	(4,105)	$	(755)
Accumulated deficit, beginning of year		(755)		-
Accumulated deficit, end of year	$	(4,860)	$	(755)

See accompanying notes to financial statements.

	Shares		Common Stock		Accumulated deficit		Total Equity
Balance, April 19, 2013	-	$	-	$	-	$	-
Issuance of shares of common stock	-	$	-		-		-
Net loss					(755)		(755)
Balance, December 31, 2013	-	$	-	$	(755)	$	(755)
Issuance of shares of common stock	-	$	-		-		-
Net loss					(4,105)		(4,105)
Balance, December 31, 2014	-	$	-	$	(4,860)	$	(4,860)

See accompanying notes to financial statements.

XO EXERPEINCE INC.

Statements of Cash Flows

For the Years Then Ended December 31,		*2014*		*2013*
Cash flows from operating activities:				
Net loss	$	(4,105)	$	(755)
Adjustments to reconcile net loss to net cash used in operating activities:				
Changes in assets and liabilities:				
Accounts receivable		(182)		-
Accounts payable		3,388		-
Net cash used in operating activities		(899)		(755)
Cash flows from financing activity:				
Due to affiliates		800		1,100
Net cash used in financing activity		800		345
Net increase (decrease) in cash		(99)		345
Cash and cash equivalents – beginning of year		345		-
Cash and cash equivalents – end of year	$	246	$	345
Supplemental disclosure of cash flows information				
Cash paid during the period for:				
Income taxes	$	800	$	-
Interest	$	-	$	-

See accompanying notes to financial statements

Note 1. BASIS OF PRESENTATION AND NATURE OF OPERATIONS

Nature of Operations

XO Experience Inc., a company in the developmental stage (referred to herein as "the Company", "we", "us", or "our") was incorporated on April 19, 2013 in the State of California. It has business operating as travel agent of wholesaler. The Company's year-end is December 31st.

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles ("GAAP"). Those estimates and assumptions affect the reported amounts and disclosure of contingent of assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Estimates are used for, but not limited to, the assumptions and estimates used by management in conjunction with the following: (1) measurement of valuation allowances relating to trade receivables and deferred tax assets; and (2) the selection of the useful life of property and equipment, fair values, revenue recognition, taxes, budgeted costs and other similar charges. These estimates are periodically reviewed and, accordingly, adjustments made to these estimates are taken into income in the year in which it is determined. Management believes that the estimates utilized in preparing its financial statements are reasonable and prudent. Actual results could vary from these estimates.

Cash and Cash Equivalents

For the purposes of reporting cash flows, the Company considers all highly-liquid investments with original or remaining maturities to the Company of three months (ninety days) or less to be cash equivalents. Cash and cash equivalents are maintained with secured financial institutions. If, due to current economic conditions, one or more of the financial institutions with which the Company maintains deposit fails, the Company's cash and cash equivalents may be at risk. Deposits with these financial institutions may exceed the amount of insurance provided on such deposits; however, these deposits typically may be redeemed upon demand and therefore, bear minimal risk.

Revenue Recognition

The Company recognizes revenue when all of the following conditions are met:

- Services are provided to customers
- There is clear evidence that an arrangement exists
- Amounts are fixed or can be determined
- The ability to collect is reasonably assured
- The amount of future returns can be reasonably estimated

In general, revenue for air travel reservations is recognized at the time of booking of the reservation, net of estimated cancellation prior to the date of departure. Cancellation prior to the date of departure are estimated based on the historical level of such cancellations, which have not been significant. Certain of the Company's more significant contracts provide for incentive payments based upon business volume. Revenue for tour packages and cruise reservations is recognized upon fulfillment of the reservation. The timing of the recognition of tour packages and cruise reservation revenue reflects the difference in the contractual rights related to such service compared to the airline reservation services.

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES *(Continued)*

Cost of Revenue

Cost of revenue consists of direct costs incurred to generate the Company's revenue. Commission costs are recognized in the same accounting period as the revenue generated from the related activities. All other costs are recognized as expenses when obligations are incurred.

Income Taxes

The Company accounts for income taxes under ASC topic 740, "Income Taxes". ASC topic 740 defines an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. ASC topic 740 further requires that a tax position must be more likely than not to be sustained before being recognized in the financial statements, as well as the accrual of interest and penalties as applicable on unrecognized tax positions.

Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amount at each period end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduced deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the period, if any, and the change during the period in deferred tax assets and liabilities.

Valuation allowance are recorded when it is more likely than not that some portion or all of the deferred income tax assets will not be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred income taxes. At June 30, 2015, the deferred income taxes are immaterial.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash and cash equivalents, accounts receivables, prepaid expenses, accounts payable and accruals, due to/from related party and shareholder accounts arising from its normal business activities.

The Company maintains cash and cash equivalents with major financial institutions. In addition, the due to/from affiliated companies is under common control. Management considers the risk of non-performance of these instruments to be remote.

The Company has a diversified customer-base. The Company controls credit risk related to accounts receivables through merchant credit card approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, believes that its accounts receivable related credit risk exposure beyond such allowance is limited. Based on the historical experience, Management considers that it is low risk of non-performance of this instruments.

Liquidity Risk

Liquidity risk is dependent on receipt of funds from sales and continued access to sufficient credit facilities to be able to pay the Company's liabilities as they become due.

Note 3. RECENT ACCOUNTING PRONOUCEMENTS

The Company has considered all new accounting pronouncements and has concluded that there are no new pronouncements that may have a material impact on results of operations, financial conditions, or cash flows, based on current information.

Note 4. CASH AND CASH EQUIVALENTS

For the deposits in the bank of the United States, the Federal Deposit Insurance ("FDIC") insures the bank balance up to $250,000 for depositor for each account type bearing interest, and unlimited balance for account without interest. The Company's business checking accounts balance with the banks in the United Statements did not exceed the insured limit as of December 31, 2014.

Note 5. DUE TO AFFILIATES

	December 31 2014
Due to XO Travel Retail, Inc., a company under common control	(1,900)

Amounts due to and from affiliated parties bear no interest and due on demand. As all related parties have waived its rights to demand repayment for more than one year, accordingly, these amounts have been classified as long-term assets and liabilities.

The related party transactions occurred during the normal course of business and are measured at the exchange amount, which is amount of consideration agreed by the related parties.

Note 6. IATA REQUIREMENTS

The Company must meet certain minimum financial criteria to be an accredited agent of the International Air Transport Association ("IATA") and retained on the IATA Agency List. As of December 31, 2014, the Company has met criteria for accreditation.

Note 7. SUBSEQUENT EVENTS

Management has evaluated subsequent events through July 31, 2015, the date on which the financial statements were available to be issued.